                                                                    EXHIBIT 10.2

                            ___________ STOCK OPTION
                        AGREEMENT UNDER THE SYNTEL, INC.
                      1997 STOCK OPTION AND INCENTIVE PLAN

      THIS STOCK OPTION AGREEMENT made this ____ day of _________, 200_ by and between Syntel, Inc., a Michigan corporation ("the Corporation"), and ___________________________________ (the "Optionee").

                                   WITNESSETH:

      WHEREAS, the Optionee is now employed by the Corporation or a Subsidiary of the Corporation, and the Corporation desires to provide additional incentive to the Optionee, to encourage stock ownership by the Optionee, and to encourage the Optionee to remain in the employ of the Corporation or a Subsidiary, and as an inducement thereto, the Corporation has determined to grant to the Optionee _____________ stock option pursuant to the Corporation's 1997 Stock Option and Incentive Plan, a copy of which is available to employees on the SyntraNet;

      NOW, THEREFORE, it is agreed between the parties as follows:

      1. DEFINITIONS IN AGREEMENT. For purposes of this Agreement, certain words and phrases have the following definitions:

            (a) "CHANGE IN CONTROL" means, as defined in Section 1.3(d) of the Plan, the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, firm or corporation; or (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction; provided, however, that any such event involving any of the current shareholders of the Corporation as of the date of adoption of the Plan by the Board (or any entity at any time controlled by any such shareholder or shareholders) shall not be included within the meaning of "Change in Control."

            (b) "CHANGE IN POSITION" means, as defined in Section 1.3(e) of the Plan, with respect to the Optionee: (i) the Optionee's involuntary termination of employment; or (ii) a significant reduction in the Optionee's duties, responsibilities, compensation and/or fringe benefits, or the assignment to the Optionee of duties inconsistent with Optionee's position (all as in effect immediately prior to a Change in Control), whether or not the Optionee voluntarily terminates employment as a result thereof;

            (c) "CODE" means the Internal Revenue Code of 1986, as amended;

            (d) "COMMITTEE" means the Compensation Committee of the Corporation;

            (e) "COMMON STOCK" means the common stock of the Corporation;

            (f) "CORPORATION" means Syntel, Inc.;

            (g) "DISABILITY' means "disability" as defined under Section 22(e) of the Code;

            (h) "EMPLOYMENT" (whether or not capitalized) means employment with the Corporation or any Subsidiary of the Corporation;

            (i) "GRANT DATE" means the date of this Agreement as reflected above.

            (j) "PLAN" means the Corporation's 1997 Stock Option and Incentive Plan; and

            (k) "VEST," "VESTED" OR "VESTING" means the extent to which an Option granted hereunder has become exercisable in accordance with the Plan and the terms of this Agreement, including Section 3 hereof.

      2. GRANT OF OPTION. Subject to the terms and conditions hereof, the Corporation hereby grants to the Optionee the right and option to purchase from the Corporation up to, but not exceeding in the aggregate ______ shares of the Corporation's Common Stock at a price of $______ per share, the fair market value of the Corporation's Common Stock on the Grant Date. [The option granted hereunder is intended to meet the requirements of an incentive stock option under Section 422 of the Code.]

      3. ACCRUAL OF RIGHT TO EXERCISE OPTION. The Optionee may purchase from the Corporation [on or after the following anniversaries of the Grant Date of this option (or as otherwise noted)], the following cumulative percentages of the shares covered by this option:

In accordance with this schedule, on or after [the ______ anniversary of the Grant Date], this option shall be fully exercisable; provided, however, that each of the foregoing [anniversaries of the Grant Date] shall be deemed automatically extended by the total period of time that the Optionee spends on unpaid leave(s) of absence between the Grant Date and [each such anniversary]. To the extent not exercised, installments shall accumulate and may be exercised by the Optionee, in whole or in part, in any subsequent period. Any provision of this Agreement notwithstanding, no portion of this option shall be exercisable on or after the tenth anniversary of the Grant Date.

            4. TERMINATION OF EMPLOYMENT.

            (a) If, prior to the date that this option shall first become Vested, the Optionee's employment with the Corporation shall be terminated for any reason (other than as provided in paragraph (b) below, after a Change in Control), the Optionee's right to exercise this option shall terminate and all exercise rights hereunder shall cease.

            (b) In the event of the Optionee's Change in Position subsequent to a Change in Control, the option, to the extent then outstanding and whether or not then Vested, shall become fully Vested and exercisable in full and may be exercised pursuant to paragraph (c) below.

            (c) If, on or after the date that this option shall first become Vested, the Optionee's employment shall be terminated for any reason other than death or Disability, the Optionee shall have the right, within three months after such termination of employment, to exercise this option to the extent that it is exercisable and unexercised on the date of such termination of employment, subject to any other limitation on the exercise of the option in effect at the date of exercise. Except as provided in paragraph (b) above, all other options which are not Vested as of such termination of employment shall be canceled. The three-month period may be extended at the discretion of the Committee, but not beyond the expiration date stated in the original grant.

            (d) If, on or after the date that this option shall first become Vested, the Optionee shall die or become Disabled, the Optionee or the executor or administrator of the estate of the Optionee (as the case may be) or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, or the legal guardian of the Optionee or the individual designated in the Optionee's durable power of attorney in the event of Disability, shall have the right, within one year from the date of the Optionee's death or Disability, to exercise this option to the extent that it is exercisable and unexercised on the date of the Optionee's death or Disability, subject to any other limitation on exercise in effect at the date of exercise. The one-year period may be extended at the discretion of the Committee, but not beyond the expiration date stated in the original grant.

            (e) A leave of absence with the written consent of the Corporation, or a transfer of the Optionee from one corporation to another among the Corporation, its Parent and any of its Subsidiaries shall not be deemed to constitute a termination of employment for purposes of this option.

      5. EXERCISE OF OPTION. The Optionee, from time to time during the period when the option hereby granted may by its terms be exercised, may exercise the option in whole or in part as at the time permitted, by delivery to the Corporation of: (a) a written notice signed by the Optionee (i) stating the number of shares that the Optionee has elected to purchase at that time from the Corporation, and (ii) upon the request of the Corporation, representing that the Optionee is acquiring the shares being purchased for investment and not for resale; and (b) cash, personal check, bank draft, or money order for an amount equal to the purchase price of the shares then to be purchased; provided, however, that the Optionee may pay all or part of the purchase price by tendering to the Corporation previously-acquired shares of the Corporation's Common Stock, valued at the closing price of the Corporation's Common Stock on the preceding business day, as reported in The Wall Street Journal (or as otherwise reported by a stock exchange upon which Common Stock is traded). In lieu of the foregoing, the Optionee may exercise all or part of the exercisable option pursuant to the cashless exercise procedure described in Section 2.4(b) of the Plan. After receipt of the foregoing and subject to Section 6 below, the Corporation shall issue the shares in the name of the Optionee and deliver the certificates therefor to the Optionee.

      6. COMPLIANCE WITH SECURITIES LAWS. Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver stock under this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver stock pursuant hereto unless and until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations of the Securities Exchange Commission promulgated thereunder, or the rules and regulations of any stock exchange on which the Corporation's securities are traded, or state law governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and state laws. If the Optionee fails to accept delivery and pay for all or any part of the number of shares specified by such notice upon tender of delivery thereof the Optionee's right to exercise this option with respect to such undelivered shares may be terminated by the Corporation.

      7. NON-ASSIGNABILITY. The option hereby granted shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the option may be exercised during the Optionee's lifetime only by the Optionee, except in the event of the Optionee's Disability, in which case the Optionee's legal guardian or the individual designated in the Optionee's durable power of attorney may exercise the option. Any transferee of the option shall take the same subject to the terms and conditions of this Agreement. No such transfer of the option shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

      8. WITHHOLDING. The Optionee hereby authorizes the Corporation to withhold from Optionee's compensation or agrees to tender the applicable amount to the Corporation to satisfy any requirements for withholding of income and employment taxes in connection with the exercise of the option granted hereby.

      9. DISPUTES. As a condition to the granting of the option granted hereby, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

      10. ADJUSTMENTS. In the event of any stock dividend, stock split, reclassification, merger, consolidation, or similar transaction affecting the shares covered by this option, the rights of the Optionee shall be as provided in Section 8.1 of the Plan and any adjustment therein provided shall be made in accordance with Section 8.1 of the Plan.

      11. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder of the Corporation with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to the shares represented by such certificate or certificates.

      12. NOTICES. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Corporation shall be delivered to the Secretary of the Corporation at the Corporation's headquarters in Troy, Michigan, or addressed to the Secretary of the Corporation at 525 E. Big Beaver Road, Suite 300, Troy, MI 48083. All notices by the Corporation to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Corporation or such other address as the Optionee may designate. Either party by notice to the other may designate a different address to which notices shall addressed. Any notice given by the Corporation to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

      13. "OPTIONEE" TO INCLUDE CERTAIN TRANSFEREES. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom the option, in accordance with the provisions of Section 7 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

      14. FOREIGN LAW RESTRICTIONS. Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an option is subject to compliance with the laws, rules and regulations of any foreign nation applying to the authorization, issuance or sale of securities, providing of compensation, transfer of currencies and other matters, as may apply to the Optionee, if a resident of such foreign nation. To the extent that it shall be impermissible under such foreign laws for the Optionee to pay the exercise price for any option granted under the Plan (to the extent Vested), the Committee may treat the Optionee as being entitled instead to exercise Stock Appreciation Rights (as defined in the Plan; to the extent not previously granted in tandem with such option) which are of equivalent value to the Optionee, as determined under the Plan. Further, to the extent that it shall be impermissible under such foreign laws for the Corporation to deliver

Common Stock to the Optionee pursuant to any option granted under the Plan (and to the extent Vested), the Committee may arrange for payment to the Optionee of an equivalent amount of cash in lieu of such shares (as determined under the Plan), in accordance with all applicable United States and foreign currency restrictions and regulations. To the extent that the Corporation is restricted in accordance with such foreign laws from delivering shares of Common Stock to the Optionee as would otherwise be provided for in this Plan, the Corporation shall be released from such obligation and shall not be subject to the claims of the Optionee hereunder with respect thereto.

      15. GOVERNING LAW. This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan.

      16. PROVISIONS OF PLAN CONTROLLING. The provisions hereof are subject to the terms and provisions of the Plan, a copy of which is available to employees on the SyntraNet. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SYNTEL, INC.

By:_____________________________________

By:_____________________________________

 ____________________, Optionee